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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the caption "Experts" in the Registration Statement (Amendment No. 1 to Form S-4) and related Prospectus of IMC Global Inc. for the registration of $400,000,000 of 10.875% Senior Notes due 2008 and $300,000,000 of 11.250% Senior Notes due 2011 and to the incorporation by reference therein of our report dated January 30, 2001, except for Note 4, as to which the date is February 28, 2001, with respect to the consolidated financial statements of IMC Global Inc. included in its Current Report on Form 8-K filed on October 11, 2001 and our reports, each dated January 30, 2001, with respect to the financial statements of Phosphate Resource Partners Limited Partnership and the consolidated financial statements of IMC Phosphates Company included in the Annual Report (Form 10-K) of Phosphate Resource Partners Limited Partnership for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP



Chicago, Illinois
November 9, 2001